Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2017, with respect to the financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.) in the Post-Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-212432) and related Prospectus of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), dated March 29, 2017.

Tel-Aviv, Israel March 29, 2017	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global